Exhibit 16.1

June 9, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Priority Technology Holdings, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on June 9, 2020 and we agree with such statements concerning our firm.

/s/ RSM US LLP